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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 16, 2000 (except for Note 21, as to which the date is April 12, 2000) in the Registration Statement (Form S-1 No. 333-______) and related Prospectus of TeleCommunication Systems, Inc. dated April 25, 2000.

                                                           /s/ Ernst & Young LLP


Baltimore, Maryland
April 19, 2000